UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 29, 2023

SKYE BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55136	45-0692882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11250 El Camino Real, Suite 100, San Diego, CA 92130
(Address of principal executive offices)

(858) 410-0266
(Registrant’s telephone number, including area code)
_________________________

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
Tautomer Exclusive License Agreement
On November 30, 2023, Skye Bioscience, Inc., a Nevada corporation (the “Company”) entered into an Exclusive License Agreement (the “License Agreement”) with Tautomer Bioscience (Pty) Limited (“Tautomer”), pursuant to which, among other things, the Company granted to Tautomer an exclusive license to develop, manufacture and commercialize one or more products containing the Company’s proprietary amino acid ester prodrug of delta-9-tetrahydrocannabinol (collectively, the “Products”), in the licensed field in the countries of the continent of Africa and their territories and possessions (the “Territory”). The licensed field includes (a) the prevention, treatment or control of humans of (i) chemotherapy induced nausea and vomiting or (ii) chronic pain of various etiologies and (b) the prevention, treatment or control in animals of any disease or medical condition, in each case (a) and (b), via suppository delivery.
Under the terms of the License Agreement, Tautomer will purchase a minimum of $500,000 of shares of the Company’s common stock within 60 days after the Effective Date (as defined in the License Agreement), in open market transactions complying with Rule 10b-18 of the Securities Exchange Act of 1934, as amended. The Company is entitled to receive from Tautomer milestone payments upon achievement of certain development, regulatory and commercial milestone events, for total potential milestone payments of up to $10,750,000. In addition, Tautomer will pay to the Company tiered royalties up to the mid-double digits on the net sales of the Products in the Territory during the term of the License Agreement, subject to certain reductions for patent expiration and payments for licenses to third party patents. Tautomer will also pay to the Company a portion of all non-royalty sublicensing income received by Tautomer from any sublicensee.
Tautomer will be responsible for, at its own cost, and is required to use commercially reasonable efforts to, develop and commercialize the Products in the Territory, including all formulation, preclinical and clinical development and regulatory activities. Tautomer will reimburse the Company with markup for costs and expenses incurred by the Company for development activities. The Company will supply the Products to Tautomer during the term of the License Agreement.
The term of the License Agreement will continue on a market-by-market basis until expiration of the relevant royalty term of the Products, unless terminated earlier. Tautomer has the right to terminate License Agreement for any reason upon 90 days’ written notice to the Company. The Company may terminate the License Agreement upon 90 days’ written notice to Tautomer if (a) (i) the Company undergoes a Change of Control (as defined in the License Agreement) or (ii) the Company intends to grant an exclusive worldwide license for the licensed compound to a third party outside the licensed field and (b) the Company pays to Tautomer a tiered buy-out fee determined based on whether a commercial sale of the Products has occurred. In addition, either party may terminate the License Agreement for the other party’s uncured breach, bankruptcy or insolvency or if Exchange Control Approval (as defined in the License Agreement) has not been obtained by April 28, 2024. The Product rights in the Territory will revert to the Company upon termination.
The foregoing description of the License Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the License Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Sale of Avalite Lab Facility
On November 29, 2023, Avalite Sciences, Inc., a wholly-owned subsidiary of the Company (“Avalite”) entered into an Offer to Sell (the “Offer to Sell”) with Tab Labs Inc. (the “Purchaser”) and Colliers Macaulay Nicolls Inc. (the “Agent”), pursuant to which Avalite agreed to sell to the Purchaser the Avalite property located at Unit 104 – 9295 198th Street, Langley, British Columba V1M 3J9, Canada (the “Property”) for a purchase price of CAD $1,499,000. The sale of the Property is subject to certain closing conditions, including the completion of the Purchaser’s inspection of the Property and final approval of the transaction by the Purchaser’s board of directors. The Company expects the closing of the sale of the Property to occur on January 15, 2024.
The foregoing description of the Offer to Sell does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer to Sell, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.
On December 1, 2023, the Company notified the University of Mississippi (“UM”) that the Company was terminating, in its entirety, that certain Restated and Amended License Agreement, dated as of May 24, 2019, by and between the Company and UM (the “UM 8930 License Agreement”). In accordance with the terms of the UM 8930 License Agreement, the termination of such agreement will be effective on January 30, 2024 (the “Termination Date”).
Pursuant to the UM 8930 License Agreement, UM granted the Company an exclusive license including, with the prior written consent of UM, the right to sublicense the intellectual property related to UM 8930 (referred to by Skye as SBI-200) for all fields of use.
The Company paid UM an upfront payment of $200,000 under the UM 8930 License Agreement. Under the UM 8930 License Agreement, the Company was also responsible for an annual maintenance fee of $75,000 that were credited against any royalties incurred. The aggregate milestone payments due by the Company under the UM 8930 License Agreement if all milestones were achieved was $600,000 and the royalty percentage due on net sales was in the mid-single digits. The Company must also pay to UM a portion of all licensing fees received from any sublicensees, subject to a minimum royalty on net sales, and the Company is required to reimburse patent costs incurred by UM related to the licensed products. The royalty obligations applied by country and by licensed product, and ended upon the later of the date that no valid claim of a licensed patent covers a licensed product in a given country, or ten years after the first commercial sale of such licensed product in such country.
In March 2020, the Company paid UM a fee of $200,000 as a result of notice of allowance being used by the United States Patent and Trademark Office for SBI-200, and as of the Termination Date, none of the other milestones under the UM 8930 License Agreement were met.
Effective as of the Termination Date, UM 8930 License Agreement will be terminated and will no longer be in effect, except that such termination does not relieve the parties from any obligation under the UM 8930 License Agreement that accrued prior to the termination or affect the survival of any other right, duty or obligation of the parties under the UM 8930 License Agreement, including certain other provisions expressly indicated to survive the termination.
The Company continues to hold an exclusive, perpetual license for UM 5050 from UM under that certain Restated and Amended License Agreement, dated as of May 24, 2019, by and between the Company and UM.
The foregoing description of the UM 8930 License Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the UM 8930 License Agreement, a copy of which is filed as Exhibit 10.13 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 31, 2023, and is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
On December 5, 2023, the Company issued a press release announcing the License Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information in Item 7.01 of this Current Report on Form 8-K, including the information in Exhibit 99.1 to this Current Report on Form 8-K, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, including the information in Exhibit 99.1 to this Current Report on Form 8-K, shall not be deemed to be incorporated by reference in the filings of the Company under the Exchange Act or the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1*	Exclusive License Agreement, dated November 30, 2023, by and between the Company and Tautomer Bioscience (Pty) Limited
10.2	Offer to Sell, dated November 29, 2023, by and among Colliers Macaulay Nicolls Inc., Tab Labs Inc. and Avalite Sciences, Inc.
99.1	Press release of Skye Bioscience, Inc. dated December 5, 2023
104	Cover Page Interactive Data File (embedded within the inline XBRL document)
* Certain information has been omitted from this document in accordance with Regulation S-K,
Item 601(b)(10).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYE BIOSCIENCE, INC.

Dated: December 5, 2023	/s/ Punit Dhillon
Name: Punit Dhillon
Title: Chief Executive Officer